UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
SIGNATURES

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ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) On May 20, 2010, Kenneth A. Graves was appointed Interim Chief Accounting Officer of Calpine Corporation (the “Company”). He succeeds Jim D. Deidiker, who resigned effective May 20, 2010, due to health concerns.  Mr. Deidiker has agreed to remain as an employee of the Company for a period of time up to December 31, 2010, to ensure a successful transition of his responsibilities to a successor.

Mr. Graves, 45, has served as the Company’s Vice President and Controller since January 6, 2009, Interim Corporate Controller and Principal Accounting Officer from August 29, 2008 through January 6, 2009 and Vice President of SEC Reporting and Technical Accounting from March 5, 2007 through January 6, 2009. Prior to joining the Company, Mr. Graves worked as an Inspections Leader at the Public Company Accounting Oversight Board from September 2004 through February 2007 and prior to that he worked 14 years in public accounting. Mr. Graves is a Certified Public Accountant in the State of Texas and received his master of business administration degree and bachelor of business administration degree in accounting from Texas A&M University – Commerce.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: May 20, 2010

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